Exhibit 99.1

Sigma Labs Reports Third Quarter 2021 Financial Results

Management to Host Conference Call Today at 4:30 p.m. ET

SANTA FE, NM – October 21, 2021 – Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs” or the “Company”), a leading developer of quality assurance software for the commercial 3D metal printing industry, has reported its financial and operational results for the third quarter ended September 30, 2021.

Key Third Quarter 2021 Highlights

●	Revenues increased 182% to $0.7 million in Q3 2021 as compared to the same period last year due to increased PrintRite3D® unit sales.

●	Company’s first multi-unit sale, to a U.S. Department of Energy contractor. One PrintRite3D system will support an Additive Industries MetaFAB1 quad laser printer. The second system is in support of an SLM 3D metal printer.

●	First sale to a prestigious U. S. National Laboratory for ongoing research and development in support of an EOS 3D metal printer.

●	Selected by DMG MORI (DMG MORI AKTIENGESELLSCHAFT) as the official supplier of In-process Quality Assurance (IPQA) monitoring systems for its prestigious DMG MORI Qualified Products (DMQP) program.

●	Appointed former GE additive manufacturing executive Jacob Brunsberg as Senior Vice President, strengthening in-process quality assurance product development and commercialization programs.

●	Sponsored and participated in industry conferences in the U.S. and Germany to showcase its PrintRite3D Version 7.0, an industry-leading system for in-process quality assurance for industrial 3D manufacturers including RAPID + TCT, North America’s largest and most important additive manufacturing event, AM2021: Additive Manufacturing Conference and Expo, Formnext 2021, and The International Conference on Additive Manufacturing - ASTM ICAM 2021.

Management Commentary

“This quarter is further validation of the increasing awareness of the need for a third party in-process quality assurance (IPQA) system,” said Mark K. Ruport, President and CEO of Sigma Labs, “Revenues for the quarter were up 182% to $0.7 million on the strength of our first PrintRite3D multi-unit sale to a U.S. Department of Energy contractor as well as a single unit sale to a U.S. National Laboratory. The fact that PrintRite3D was selected by the end users to support metal printers from multiple leading 3D printer OEM’s, two of which have their own monitoring systems, further demonstrates the need for standard quality metrics across a heterogeneous set of printers.

“Our focus for the remainder of 2021 and 2022 is to continue to build out our field sales organization with sales and support engineers that have significant industry experience to support our existing partners such as DMG MORI, Additive Industries, Materialise and other industry leading companies. In addition, we are actively pursuing OEM relationships with both new printer manufacturers as well as some of the more established OEMs. We believe both initiatives will further position the company for growth as Additive Manufacturing, and more specifically, 3D metal printing, move from prototyping to full production.

Third Quarter 2021 Financial Results

Revenue for the third quarter of 2021 totaled $0.7 million compared to revenues of $0.25 million for the third quarter of 2020, an increase of 0.5 million or 182%. The increase driven by increased PrintRite3D unit sales, including the Company’s first multi-unit sale.

Gross profit for the third quarter of 2021 was $0.5 million, which resulted in a gross margin of 76% as compared to $0.2 million, or 61% in the third quarter of 2020.

Total operating expenses for the third quarter of 2021 were $3.0 million as compared to total operating expenses of $1.4 million for the same period in 2020. The increase was mainly attributable additional employee headcount, R&D expenses and organizational costs.

Cash used in operating activities for the three months ended September 30, 2021, totaled $1.5 million compared to $1.2 million in the third quarter of 2020, an increase of $0.3 million. Cash used in operating activities for the nine months ended September 30, 2021, totaled $4.8 million compared to $3.7 million in the nine months of 2020, an increase of $1.1 million.

Net loss applicable to common shareholders for the third quarter of 2021 was $2.5 million, or $(0.24) per share, as compared to a net loss of $2.0 million, or $(0.42) per share, in the third quarter of 2020.

Cash totaled $13.1 million at September 30, 2021, as compared to $3.7 million at December 31, 2020. The increase in cash during year is a result of a net of $13.3 million in cash proceeds related to public and private offerings during the year, and $1.1 million from warrant exercises.

Third Quarter 2021 Results Conference Call

Sigma Labs President and CEO Mark Ruport and CFO Frank Orzechowski will host the conference call, followed by a question-and-answer period.

To access the call, please use the following information:

Date:	Thursday, October 21, 2021
Time:	4:30 p.m. Eastern time, 1:30 p.m. Pacific time
Toll-free dial-in number:	1-877-407-9039
International dial-in number:	1-201-689-8470
Conference ID:	13724392

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at https://78449.themediaframe.com/dataconf/productusers/vvdb/mediaframe/47125/indexl.html and via the investor relations section of the Company’s website at www.sigmalabsinc.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through November 4, 2021.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13724392

About Sigma Labs

Sigma Labs Inc. is a leading provider of in-process quality assurance (IPQA®) software to the additive manufacturing industry. Sigma Labs specializes in the development and commercialization of real-time monitoring solutions known as PrintRite3D for 3D metal advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies. Sigma Labs believes its software product will be a major catalyst for the acceleration and adoption of 3D metal printing. For more information, please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, market and other conditions, Sigma Labs’ business and financial condition, the extent of the market’s acceptance of PrintRite3D version 7.0 and of Sigma Labs’ business relationships with companies such as DMG MORI, Additive Industries and Materialise, and the Company’s ability to develop new business relationships with OEMs, the ability of 3D metal printing to move from prototyping to full production, Sigma Labs’ ability to satisfy its capital needs through increasing its revenue and obtaining additional financing, and the impact of COVID-19, general economic, industry or political conditions in the United States or internationally. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see disclosures contained in Sigma Labs’ public filings with the SEC, including the “Risk Factors” in Sigma Labs’ Annual Report on Form 10-K, and which may be viewed at www.sec.gov.

Contacts:

Investor Contact:

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

SGLB@mzgroup.us

www.mzgroup.us

Company Contact:

Steven Gersten

Sigma Internal IR

813-334-9745

investors@sigmalabsinc.com

Sigma Labs, Inc.

Condensed Balance Sheets

(Unaudited)

	September 30, 2021	December 31, 2020

ASSETS
Current Assets:
Cash	$13,064,394	$3,700,814
Accounts Receivable, net	666,740	331,562
Inventory	856,547	659,651
Prepaid Assets	130,675	90,735
Total Current Assets	14,718,356	4,782,762

Other Assets:
Property and Equipment, net	201,752	138,626
Intangible Assets, net	868,265	753,122
Long-Term Prepaid Asset	-	26,000
Total Other Assets	1,070,017	917,748

TOTAL ASSETS	$15,788,373	$5,700,510

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$223,157	$128,937
Deferred Revenue	85,480	77,957
Accrued Expenses	432,615	243,815
Total Current Liabilities	741,252	450,709

Long-Term Liabilities:
Stock Appreciation Rights	93,525	48,341
CARES Act Deferred Payroll Tax Liability	37,728	37,728
Total Long-Term Liabilities	131,253	86,069

TOTAL LIABILITIES	872,505	536,778

Stockholders’ Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized; 465 and 715 issued and outstanding, respectively	1	1
Common Stock, $0.001 par; 24,000,000 shares authorized; 10,498,802 and 5,995,320 issued and outstanding, respectively	10,499	5,995
Additional Paid-In Capital	53,086,908	38,262,744
Accumulated Deficit	(38,181,540)	(33,105,008)
Total Stockholders’ Equity	14,915,868	5,163,732

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,788,373	$5,700,510

Sigma Labs, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

REVENUES	$700,237	$248,526	$1,302,525	$637,944

COST OF REVENUE	164,766	97,785	409,493	400,172

GROSS PROFIT	535,471	150,741	893,032	237,772

OPERATING EXPENSES:
Salaries & Benefits	1,222,760	657,889	3,055,279	1,915,381
Stock-Based Compensation	659,512	58,219	893,431	483,208
Operating R&D Costs	131,772	79,673	608,812	245,008
Investor, Public Relations & Marketing	119,622	66,794	342,725	353,802
Organization Costs	342,112	173,041	578,256	328,716
Legal & Professional Service Fees	261,075	133,273	681,941	530,660
Office Expenses	172,238	84,357	472,335	310,947
Depreciation & Amortization	27,689	50,167	76,502	86,150
Other Operating Expenses	90,108	59,100	267,663	194,836
Total Operating Expenses	3,026,888	1,362,513	6,976,944	4,448,708

LOSS FROM OPERATIONS	(2,491,417)	(1,211,772)	(6,083,912)	(4,210,936)

OTHER INCOME (EXPENSE)
Interest Income	2,981	77	10,053	959
State Incentives	-	-	-	151,657
Exchange Rate Gain (Loss)	(490)	(252)	(333)	(1,674)
Interest Expense	(2,052)	(6,066)	(5,434)	(12,741)
Loss on Dissolution of Joint Venture	-	-	-	(201)
Other Income	-	-	1,092,441	361,700
Total Other Income (Expense)	439	(6,241)	1,096,727	499,700

LOSS BEFORE PROVISION FOR INCOME TAXES	(2,490,978)	(1,218,013)	(4,987,185)	(3,711,236)

Provision for income Taxes	-	-	-	-

Net Loss	$(2,490,978)	$(1,218,013)	$(4,987,185)	$(3,711,236)

Preferred Dividends	(14,220)	(737,344)	(89,347)	(1,744,471)

Net Loss Applicable to Common Stockholders	$(2,505,198)	$(1,955,357)	$(5,076,532)	$(5,455,707)

Net Loss per Common Share – Basic and Diluted	$(0.24)	$(0.42)	$(0.53)	$(1.74)

Weighted Average Number of Shares Outstanding – Basic and Diluted	10,494,560	4,675,749	9,602,666	3,137,459

Sigma Labs, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
OPERATING ACTIVITIES
Net Loss	$(4,987,185)	$(3,711,236)
Adjustments to reconcile Net Loss to Net Cash used in operating activities:
Noncash Expenses:
Depreciation and Amortization	76,502	86,150
Gain on Derivative Liability	(1,092,441)	-
Stock Based Compensation - Employees	893,431	483,208
Stock Based Compensation – Third Party Services	128,809	113,843
Stock Based Compensation - Directors	404,580	131,150
Change in assets and liabilities:
Accounts Receivable	(335,178)	(429,527)
Inventory	(196,896)	24,178
Prepaid Assets	(13,940)	55,669
Accounts Payable	94,220	(544,991)
Deferred Revenue	7,523	(46,606)
Accrued Expenses	233,985	108,022
Deferral of Payroll Taxes under the CARES Act	-	53,545
NET CASH USED IN OPERATING ACTIVITIES	(4,786,590)	(3,676,595)

INVESTING ACTIVITIES
Purchase of Property and Equipment	(116,631)	(88,074)
Purchase of Intangible Assets	(138,141)	(161,878)
Dissolution of Joint Venture	-	500
NET CASH USED IN INVESTING ACTIVITIES	(254,772)	(249,452)

FINANCING ACTIVITIES
Gross Proceeds from Public and Private Issuances of Securities	14,869,899	3,600,000
Less Offering Costs	(1,600,967)	(820,224)
Payment of Note Payable	-	(50,000)
Proceeds from Exercise of Warrants	1,136,010	5,619,900
NET CASH PROVIDED BY FINANCING ACTIVITIES	14,404,942	8,349,676

NET CHANGE IN CASH FOR PERIOD	9,363,580	4,423,629

CASH AT BEGINNING OF PERIOD	3,700,814	86,919

CASH AT END OF PERIOD	$13,064,394	$4,510,548

Supplemental Disclosures:
Noncash investing and financing activities disclosure:
Issuance of Common Shares for Preferred Dividends	$89,347	$1,744,471
Issuance of Securities for Services	$533,387	$244,993
Disclosure of cash paid for:
Interest	$5,434	$12,741
Income Taxes	$-	$-